EXHIBIT 10.3

EXECUTION COPY

INTERCREDITOR AGREEMENT

dated as of July 8, 2005

among

NEFF RENTAL LLC,

NEFF FINANCE CORP.,

NEFF RENTAL, INC.,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

GENERAL ELECTRIC CAPITAL CORPORATION,
as Credit Agreement Agent under the Credit Agreement and
Priority Lien Collateral Agent under the Priority Lien Collateral Documents,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Parity Junior Lien Collateral Agent under the Indenture

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 8, 2005, AMONG NEFF RENTAL LLC, NEFF FINANCE CORP., NEFF RENTAL, INC., THE OTHER CREDIT PARTIES FROM TIME TO TIME PARTY THERETO, THE LENDERS FROM TIME TO TIME PARTY THERETO AND GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT, (B) THE INDENTURE DATED AS OF JULY 8, 2005, AMONG NEFF RENTAL LLC, NEFF FINANCE CORP., NEFF RENTAL, INC., THE OTHER GUARANTORS FROM TIME TO TIME PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE, (C) THE INTERCREDITOR AGREEMENT DATED AS OF JUNE 3, 2005, AMONG NEFF CORP., NEFF RENTAL, INC., THE OTHER CREDIT PARTIES THERETO, GENERAL ELECTRIC CAPITAL CORPORATION, AS FIRST LIEN AGENT, AND CREDIT SUISSE, AS SECOND LIEN AGENT, AS THE “SUCCESSOR INTERCREDITOR AGREEMENT” AND (D) THE OTHER COLLATERAL DOCUMENTS REFERRED TO IN THE CREDIT DOCUMENTS REFERRED TO HEREIN.

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INTERCREDITOR AGREEMENT dated as of July 8, 2005 (together with each Intercreditor Agreement Joinder, this “Agreement”), among NEFF RENTAL LLC, a Delaware limited liability company (“Neff LLC”), NEFF FINANCE CORP., a Delaware corporation (“Finance Corp.” and, together with Neff LLC, “Holdings”), NEFF RENTAL, INC., a Florida corporation (“Neff Rental”), the Grantors (as defined below) from time to time party hereto, GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as Credit Agreement Agent (in such capacity and together with its successors in such capacity, the “Credit Agreement Agent”) and as collateral agent for the Priority Lien Lenders (as defined below) and the other Secured Parties (as defined in the Credit Agreement (as defined below)) (in such capacity and together with its successors in such capacity, the “Priority Lien Collateral Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Trustee (in such capacity and together with its successors in such capacity, the “Trustee”) and as collateral agent for the holders of the Notes (as defined below) (in such capacity and together with its successors in such capacity, the “Parity Junior Lien Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the Amended and Restated Credit Agreement dated as of July 8, 2005 (together with the related documents thereto (including any guarantee agreements and security documents), in each case, as amended, restated, supplemented, modified, increased, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, the “Credit Agreement”), among Holdings, Neff Rental, the other Grantors from time to time party thereto, the lenders from time to time party thereto (the “Priority Lien Lenders”) and GECC, as Credit Agreement Agent, (b) the Indenture dated as of July 8, 2005 (as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any Refinancing (as defined below) thereof, whether in whole or in part, or a successor indenture, whether by the same or any other holders or trustee or group of holders and whether by the same trustee or a different trustee, the “Indenture”), among Holdings, Neff Rental, the other Guarantors (as defined in the Indenture) from time to time party thereto, and Wells Fargo, as Trustee, (c) the Priority Lien Documents (such term and each other capitalized term used in this Agreement having the meaning given it in Article I) and (d) the Parity Junior Lien Documents.

RECITALS

A.  The Priority Lien Lenders agreed to make loans to Neff Rental pursuant to the Credit Agreement, upon, among other terms and conditions, the condition that the Priority Lien Obligations under the Credit Agreement shall be secured by first priority Liens on, and security interests in, the Collateral.

B.  The holders of the Note Obligations have agreed to purchase the Notes issued pursuant to the Indenture, which Notes shall be secured by Parity Junior Liens on, and security interests in, the Collateral.

C.  The Credit Agreement and the Indenture require, among other things, that the parties thereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

D.  The parties hereto desire to provide that future secured creditors of Holdings, Neff Rental and any other Grantors may become party to, and have their respective Liens and security interests governed by, the provisions of this Agreement in accordance with all applicable Secured Debt Documents.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Additional Secured Debt” has the meaning set forth in Section 3.2(a).

“Affiliate” has the meaning specified in the Indenture.

“Agents” means the Priority Lien Collateral Agent and the Parity Junior Lien Collateral Agent.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other similar Federal, state or foreign bankruptcy, insolvency or receivership law.

“Capital Stock” has the meaning assigned to such term in the Indenture in effect on the date hereof (or any similar term in any subsequent Indenture).

“Class” means (1) in the case of Parity Junior Lien Debt, every Series of Parity Junior Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means, collectively, the Priority Lien Collateral and the Parity Junior Lien Collateral.

“Credit Agreement” has the meaning set forth in the preliminary statement.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“Credit Documents” means the Priority Lien Documents and the Parity Junior Lien Documents.

“Credit Facilities” means (1) the Credit Agreement and (2) one or more other debt facilities or commercial paper facilities, with banks, institutional lenders or other Persons providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, bank guarantees or banker’s acceptances, in each case, as amended, restated, supplemented, modified, increased, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“DIP Financing” has the meaning set forth in Section 5.1(a)(2).

“DIP Financing Liens” has the meaning set forth in Section 5.1(a)(2).

“Discharge of Priority Lien Obligations” means, subject to Section 6.25, the occurrence of all of the following:

(a)                                  termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b)                                 payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(c)                                  discharge or cash collateralization (to the extent of any letters of credit constituting Priority Lien Debt (i) in the case of the Credit Agreement, in the manner and pursuant to the procedures specified in the Credit Agreement or if not so specified at 105% of the aggregate undrawn amount and (ii) in the case of any other Priority Lien Document, at the lesser of the amount specified in such document and 105% of the aggregate undrawn amount) of all such outstanding letters of credit constituting Priority Lien Debt; and

(d)                                 payment in full in cash of all other Priority Lien Obligations that are then outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disposition” means any sale, lease, rental, exchange, transfer, conveyance, license or other disposition.  “Dispose” shall have a correlative meaning.

“Finance Corp.” has the meaning assigned to such term in the preamble to this Agreement.

“GECC” has the meaning assigned to such term in the preamble to this Agreement.

“Grantors” means Holdings, Neff Rental and each other Person (if any) that grants a Lien on all or part of its assets or properties to secure all or part of the Secured Obligations.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Indebtedness” means and includes all obligations that constitute Indebtedness as defined in the Indenture as in effect on the date of this Agreement.

“Indenture” has the meaning set forth in the preliminary statement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor or (d) a general assignment for the benefit of creditors by any Grantor.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Neff LLC” has the meaning assigned to such term in the preamble to this Agreement.

“Neff Rental” has the meaning set forth in the preamble to this Agreement.

“Note Documents” means the Indenture, the Notes and the Note Security Documents.

“Note Obligations” means the Notes and all other Obligations in respect thereof.

“Note Security Documents” has the meaning specified in the Indenture.

“Notes” means all 11¼% Second Priority Senior Secured Notes due 2012 issued under the Indenture.

“Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in (1) in the case of Priority Lien Debt, the Priority Lien Documents or (2) in the case of other Indebtedness, the documentation governing such Indebtedness, in each case, even if such interest is not enforceable, allowable or allowed as a claim in such Insolvency or Liquidation Proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing such Indebtedness; provided, however, that Obligations with respect to the Notes shall not include the fees and indemnifications in favor of the Trustee and other third parties other than the holders of such Notes.

“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of Neff LLC, Finance Corp. or Neff Rental, as applicable, by one officer of Neff LLC, Finance Corp. or Neff Rental, who must be the Chairman of the Board, the President, any Vice-President, the Treasurer or the Secretary of Neff LLC, Finance Corp. or Neff Rental, as applicable, including:

(a)                                  a statement that the Person making such certificate has read such condition or covenant;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parity Junior Lien” means any Lien granted pursuant to any Parity Junior Lien Security Document to the Parity Junior Lien Collateral Agent, at any time, upon any property of Holdings or any other Grantor to secure Parity Junior Lien Obligations.

“Parity Junior Lien Collateral” means all Collateral (as defined in the Indenture) and any other assets or property of Holdings or any other Grantor now or at any time hereafter subject to Liens securing any Parity Junior Lien Obligations.

 “Parity Junior Lien Collateral Agent” means Wells Fargo and its successors as collateral agent under the Indenture and any other Person designated as a collateral agent with respect to any other Series of Parity Junior Lien Debt; provided that, until such time that the Note Obligations have been discharged or paid in full, Wells Fargo and its successors as collateral agent under the Indenture shall be the sole authorized Person to act as the Parity Junior Lien Collateral Agent with respect to the Note Obligations.

“Parity Junior Lien Debt” means:

(a)                                  the Notes, which Notes (whether issued on the date hereof or in the future) shall be treated as a single class or Series for all purposes of this Agreement; and

(b)                                 any other Indebtedness of Holdings or any other Grantor that is secured equally and ratably with the Notes by a Parity Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that such Indebtedness is (i) if incurred by Holdings, guaranteed by each Restricted Subsidiary of Neff LLC that, on the date of incurrence of such Indebtedness, is a Guarantor (as defined in the Indenture) or (ii) if incurred by Neff LLC or Finance Corp. or any other Grantor, guaranteed by Finance Corp. or Neff LLC, as applicable, and each Restricted Subsidiary of Neff LLC that, on the date of incurrence of such Indebtedness, is a Guarantor (as defined in the Indenture); provided, further, in the case of any Indebtedness referred to in this clause (b), that on or before the date on which such Indebtedness is incurred by Holdings, Neff Rental or such other Grantor, such Indebtedness is designated by Neff LLC, in an Officer’s Certificate delivered to each Parity Junior Lien Representative and the Priority Lien Collateral Agent, as “Parity Junior Lien Debt” for the purposes of the Indenture and this Agreement; provided that no Series of Secured Debt may be designated as both Parity Junior Lien Debt and Priority Lien Debt.

“Parity Junior Lien Documents” means, collectively, (a) the Note Documents and (b) each indenture, credit agreement or other agreement governing each other Series of Parity Junior Lien Debt and the related Parity Junior Lien Security Documents.

“Parity Junior Lien Obligations” means the Parity Junior Lien Debt and all Obligations in respect of Parity Junior Lien Debt.

“Parity Junior Lien Permitted Actions” has the meaning set forth in Section 2.6(b).

“Parity Junior Lien Representative” means:

(a)                                  in the case of the Notes, the Parity Junior Lien Collateral Agent; and

(b)                                 in the case of any other Series of Parity Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Junior Lien Debt who maintains the transfer register for such Series of Parity Junior Lien Debt and (i) is appointed as a Parity Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the applicable indenture, credit agreement or other agreement governing such Series of Parity Junior Lien Debt, together with its successors in such capacity and (ii) has become a party to this Agreement by executing an Intercreditor Agreement Joinder.

“Parity Junior Lien Secured Party” means, at any time, each holder of Parity Junior Lien Obligations and their successors and assigns.

“Parity Junior Lien Security Documents” means this Agreement, each Note Security Document and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, documents, instruments or other grants or transfers for security executed and delivered by Holdings, Neff Rental or any other Grantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Parity Junior Lien Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms, the Indenture and this Agreement.

“Permitted Liens” has the meaning specified in the Indenture.

“Person” or “person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, governmental agency or political subdivision thereof.

“Pledged or Controlled Collateral” has meaning set forth in Section 2.12(a).

“Priority Lien” means any Lien granted by any Priority Lien Security Document to any Priority Lien Representative, at any time, upon any property of Holdings or any other Grantor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date, the principal amount outstanding under the Credit Agreement, together with the Indebtedness outstanding under any other Credit Facility that is secured by a Priority Lien, in an aggregate principal amount not to exceed the sum of the amount permitted to be incurred pursuant to clause (2) of the definition of “Permitted Indebtedness” in the Indenture, as of any date, plus $15,000,000, less the amount of Parity Junior Lien Debt incurred after the date of the Credit Agreement pursuant to clause (2) or (13) of the definition of “Permitted Indebtedness” in the Indenture the net proceeds of which are used to Refinance Priority Lien Debt and for which there is a reduction in the commitments in respect of such Priority Lien Debt in an amount equal to the amount of such Parity Junior Lien Debt.  For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn (but without duplication of the principal amount of any other Indebtedness), and all Interest Swap Obligations will be valued at zero.

“Priority Lien Collateral” means all Collateral (as defined in the Credit Agreement) and any other assets or property of Holdings or any other Grantor now or at any time hereafter subject to Liens securing any Priority Lien Obligations.

“Priority Lien Collateral Agent” means the Credit Agreement Agent and its successors, each in its capacity as Priority Lien Collateral Agent under the Credit Agreement and any other Person designated as a collateral agent with respect to any other Series of Priority Lien Debt; provided that, until the Discharge of Priority Lien Obligations in respect of the Obligations under the Credit Agreement has occurred, the Credit Agreement Agent and its successors, each in its capacity as Priority Lien Collateral Agent under the Credit Agreement shall be the sole authorized Person to act as the Priority Lien Collateral Agent with respect to the Obligations under the Credit Agreement and each other Series of Priority Lien Debt unless otherwise determined by the Credit Agreement Agent or such successor, Holdings and the Required Priority Lien Debtholders at the time such other Series of Priority Lien Debt is incurred (such determination to be evidenced in the Intercreditor Agreement Joinder executed and delivered in connection with the issuance of such Series of Priority Lien Debt).

“Priority Lien Debt” means:

(a)                                  Indebtedness of Holdings, Neff Rental or any other Grantor under the Credit Agreement (to the extent such Indebtedness is not Refinanced with Parity Junior Lien Debt that would reduce the Priority Lien Cap) that was permitted to be incurred and secured under each applicable Secured Debt Document, which for purposes of the Indenture, shall be Indebtedness that is incurred under clause (2) or clause (13) of the definition of “Permitted Indebtedness” in the Indenture;

(b)                                 Indebtedness of Holdings, Neff Rental or any other Grantor under any other Credit Facility that is secured equally and ratably (or on such other basis as may be agreed by the relevant holders of the Priority Lien Obligations) with the Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document, which for purposes of the Indenture, shall be Indebtedness that is incurred under clause (2) or clause (13) of the definition of “Permitted Indebtedness” in the Indenture; provided, that, in the case of any Indebtedness referred to in this clause (2), that on or before the date on which such Indebtedness is incurred by Holdings, Neff Rental or such other Grantor, such Indebtedness is designated by Neff LLC in an Officer’s Certificate delivered to each Priority Lien Representative, the Priority Lien Collateral Agent and the Parity Junior Lien Collateral Agent, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Series of Secured Debt may be designated as both Parity Junior Lien Debt and Priority Lien Debt; and

(c)                                  Interest Swap Obligations of Holdings, Neff Rental or any other Grantor that are incurred pursuant to clause (4) of the definition of “Permitted Indebtedness” in the Indenture and permitted to be incurred under the Credit Agreement and any other Priority Lien Documents; provided, that:

(i) such Interest Swap Obligations are secured by a Priority Lien on all or substantially all of the assets and properties that secure Indebtedness under the Credit Facility in respect of which security for such Interest Swap Obligations was obtained; and

(ii) such Priority Lien is pari passu with the Priority Liens securing Indebtedness under the Credit Facility in respect of which security for such Interest Swap Obligations was obtained.

“Priority Lien Documents” means the Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the applicable Priority Lien Security Documents.

“Priority Lien Lenders” has the meaning set forth in the preliminary statement.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

“Priority Lien Representative” means:

(a)                                  in the case of Priority Lien Collateral, each applicable Priority Lien Collateral Agent;

(b)                                 in the case of the Credit Agreement, the Credit Agreement Agent; and

(c)                                  in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the applicable Priority Lien Security Documents) pursuant to a credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed an Intercreditor Agreement Joinder.

“Priority Lien Secured Party” means, at any time, (a) each Secured Party (as defined in the Credit Agreement), (b) each other person to whom any of the Priority Lien Obligations (including indemnification obligations) is owed and (c) the successors and assigns of each of the foregoing.

“Priority Lien Security Documents” means this Agreement, the Collateral Documents (as defined in the Credit Agreement), and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, documents, instruments or other grants or transfers for security executed and delivered by Holdings, Neff Rental or any other Grantor creating (or purporting to create) a Priority Lien upon Collateral in favor of the Priority Lien Representatives, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, restructure, refund or replace (including by prepayment, redemption, defeasance or otherwise) or to issue other Indebtedness or commitments pursuant to which Indebtedness may be incurred in exchange or replacement for or in addition to such Indebtedness or any such commitments (whether or not any Indebtedness is outstanding thereunder and whether or not in connection therewith such Indebtedness or commitments are increased), in each case in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Release” shall have the meaning assigned to such term in Section 2.9(a).

“Required Parity Junior Lien Debtholders” means, at any time, (a) with respect to the Note Obligations, as determined in accordance with the Indenture and (b) with respect to all other Parity Junior Lien Obligations, at any time, the holders of more than 50% of the sum of:

(i) the aggregate outstanding principal amount of Parity Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(ii) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Junior Lien Debt.

For purposes of this definition, (a) Parity Junior Lien Debt registered in the name or, or beneficially owned by, Holdings or any Affiliate of Holdings will be deemed not to be outstanding and (b) votes will be determined in accordance with the applicable Parity Junior Lien Documents.

“Required Priority Lien Debtholders” means (a) with respect to the Obligations under the Credit Agreement, the “Required Lenders” under and as defined in the Credit Agreement (or any similar term in any subsequent Credit Agreement) and (b) with respect to all other Priority Lien Obligations, at any time, the holders of more than 50% of the sum of:

(i) the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn);

(ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt.

For purposes of this definition, (x) Priority Lien Debt registered in the name of, or beneficially owned by, Holdings or any Affiliate of Holdings will be deemed not to be outstanding and (y) votes will be determined in accordance with the applicable documents governing such Priority Lien Debt.

“Restricted Subsidiary” has the meaning assigned to such term in the Indenture in effect on the date hereof (or any similar term in any subsequent Indenture).

“Secured Debt” means Parity Junior Lien Debt and Priority Lien Debt.

“Secured Debt Acceleration Event” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Parity Junior Lien Documents and the Priority Lien Documents.

“Secured Debt Representative” means each Parity Junior Lien Representative and each Priority Lien Representative.

“Secured Obligations” means the Parity Junior Lien Obligations and the Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Documents” means the Priority Lien Security Documents and the Parity Junior Lien Security Documents.

“Series of Parity Junior Lien Debt” means, severally, the Notes and each other issue or series of Parity Junior Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, the Indebtedness outstanding under the Credit Agreement and any other Credit Facility pursuant to which any Grantor incurs Priority Lien Debt.

“Series of Secured Debt” means each series of Parity Junior Lien Debt and each Series of Priority Lien Debt.

“Subsidiary” with respect to any specified Person, means:

(a)                                  any corporation, of which Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(b)                                 any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly owned by such Person.

“Trustee” has the meaning assigned to such term in the preamble to this Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Credit Document and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Agent’s or any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the terms “Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Wells Fargo” has the meaning assigned to such term in the preamble to this Agreement.

SECTION 1.2.  Rules of Interpretation.  (a)  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “or” is not exclusive.

(b)                         Unless the context requires otherwise (i) any definition of  or reference to any statute or regulation or any agreement, instrument or other document herein shall be construed as referring to such statute or regulation or such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified subject, in the case of the Credit Documents, to this Agreement, (ii) any reference herein (A) to any person shall be construed to include such person’s successors and assigns and (B) to any Grantor shall be construed to include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (iii) the words “herein” , “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, clauses, recitals and preamble shall be construed to refer to Articles, Sections, clauses, recitals or preamble of this Agreement and (v) the words “asset “ and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph or other provision as in effect on the date of this Agreement; provided, that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and this Agreement and (2) prior to the Discharge of Priority Lien Obligations, approved in a writing delivered to the Priority Lien Collateral Agent and the Parity Junior Lien Collateral Agent by, or on behalf of, and with the consent of, the requisite holders of Priority Lien Obligations as are needed (if any) under the terms of the applicable Priority Lien Documents to approve such amendment or modification.

(c)                          Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph or other provision of the Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph or other provision as in effect from time to time.

ARTICLE II

THE LIENS

SECTION 2.1.  Priority of Liens.  Notwithstanding anything else contained herein or in any of the other Credit Documents, it is the intent of the parties that:

(a)                          the grant of Priority Liens pursuant to the Priority Lien Security Documents and the grant of Parity Junior Liens pursuant to the Parity Junior Lien Security Documents, respectively, create two separate and distinct Liens: the Priority Liens securing the payment and performance of the Priority Lien Obligations and the Parity Junior Liens securing the payment and performance of the Parity Junior Lien Obligations, respectively; and

(b)                         the Parity Junior Liens securing the Parity Junior Lien Obligations are subject and subordinate to the Priority Liens securing the Priority Lien Obligations.

SECTION 2.2.  Relative Priorities.  Notwithstanding (a) the date, time, method, manner or order of grant, attachment or perfection of any Parity Junior Lien or any Priority Lien, (b) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor the Priority Lien Collateral Agent (or any Priority Lien Secured Party) or the Parity Junior Lien Collateral Agent (or any Parity Junior Lien Secured Party), or (c) any provision of the UCC or any other applicable law or the provisions of any Credit Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, hereby agrees that, so long as the Discharge of Priority Lien Obligations has not occurred, (i) any Priority Lien now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Parity Junior Liens and (ii) any Parity Junior Lien now or hereafter held by or for the benefit of any Parity Junior Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens.  The Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Parity Junior Liens for all purposes, whether or not any Priority Liens are subordinated in any respect to any other Lien securing any other obligation of any Grantor or any other person and irrespective of the date, time, method, manner or order of grant, attachment or perfection of any such Liens and security interests and whether or not the Priority Liens are valid, perfected or enforceable.

SECTION 2.3.  Prohibition on Contesting Liens.  Each of the Priority Lien Collateral Agent, for itself and on behalf of the other Priority Lien Secured Parties, and the Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or challenge (or support any other person in contesting or challenging), directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of any Parity Junior Lien or any Priority Lien, as the case may be, and the Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, agrees that it will not, and hereby waives any right to, demand, request, plead or otherwise assert or claim the benefit of any marshalling, approval, valuation or similar right which it may have in respect of the Collateral or the Parity Junior Liens; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Priority Lien Collateral Agent, the Priority Lien Representative or any Priority Lien Secured Party to enforce this Agreement.

SECTION 2.4.  No New Liens.  The parties hereto agree that, so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, or shall permit any of its Subsidiaries to, (a) grant or permit any additional Liens on any asset or property of any Grantor to secure any Parity Junior Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of any Grantor to secure the Priority Lien Obligations or (b) subject to Section 10.01(b) of the Indenture, grant or permit any additional Liens on any asset or property to secure any Priority Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Parity Junior Lien Obligations, with each such Lien to be subject to the provisions of this Agreement; provided, that the Parity Junior Lien Collateral Agent agrees (on behalf of itself and the holders of Parity Junior Lien Obligations) that no holder of Parity Junior Lien Obligations shall obtain, permit or suffer to exist any Lien on any assets or property of any Grantor not subject to a Lien in favor of the Priority Lien Collateral Agent or any other Priority Lien Secured Party unless (i) the Priority Lien Collateral Agent, for the benefit of itself and the Priority Lien Secured Parties, also obtains a Lien on such assets or property or (ii) the Priority Lien Collateral Agent declines in a writing to the Parity Junior Lien Collateral Agent to obtain a Lien on such assets; and provided, further, that in the event that the Parity Junior Lien Collateral Agent or any holder of Parity Junior Lien Obligations obtains such a Lien on any assets or property of Holdings or any other Grantor in contravention of this Section 2.4 that do not also secure the Priority Lien Obligations, the Parity Junior Lien Collateral Agent will immediately notify the Priority Lien Collateral Agent in writing of such Lien and shall either (i) release such Lien or (ii) assign such Lien to the Priority Lien Collateral Agent for the benefit of the Priority Lien Secured Parties as security for the Priority Lien Obligations (unless Holdings or the applicable Grantor, as applicable, shall promptly grant a similar Lien on such assets or property to the Priority Lien Collateral Agent for the benefit of the Priority Lien Secured Parties and such Lien shall be prior to the Lien of the Parity Junior Lien Collateral Agent on such assets or property as a result of this Agreement or otherwise).  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Collateral Agent or the other Priority Lien Secured Parties, the Parity Junior Lien Collateral Agent agrees, for itself and on behalf of the holders of Parity Junior Lien Obligations, that any amounts received by or distributed to the Parity Junior Lien Collateral Agent or any holder of Parity Junior Lien Obligations pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 2.11.

SECTION 2.5.  Similar Liens and Agreements.  Subject to Section 10.01(b) of the Indenture, each of the parties hereto acknowledges and agrees that it is its intention that the Priority Lien Collateral and the Parity Junior Lien Collateral be identical.  In furtherance of the foregoing, the parties hereto agree:

(a)                          to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Collateral Agent or the Parity Junior Lien Collateral Agent, the specific assets included in the Priority Lien Collateral and the Parity Junior Lien Collateral, the steps taken to perfect the Priority Liens and the Parity Junior Liens thereon and the identity of the respective Grantors obligated under the Priority Lien Documents and the Parity Junior Lien Documents; and

(b)                         that the documents, agreements and instruments creating or evidencing the Parity Junior Lien Collateral and the Parity Junior Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the Priority Lien Collateral and the Priority Liens, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

SECTION 2.6.  Restrictions on Enforcement of Parity Junior Liens.  (a)  Until the Discharge of Priority Lien Obligations, the Priority Lien Representatives and the holders of Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to act with respect to the Security Documents and the Collateral, including the exclusive right to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither the Parity Junior Lien Collateral Agent nor the holders of Parity Junior Lien Obligations may authorize or direct the Priority Lien Representatives or any other Person with respect to such matters.  Notwithstanding the foregoing, the Parity Junior Lien Representatives and the holders of Parity Junior Lien Obligations may direct the Parity Junior Lien Collateral Agent:

(1)                          without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)                             subject to the prior Discharge of Priority Lien Obligations, as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Lien;

(3)                             as necessary to perfect or establish the second priority (subject to Priority Liens and other Permitted Liens and other than with respect to the possession or control of the Pledged or Controlled Collateral) of the Parity Junior Liens upon any Collateral; provided, that unless otherwise agreed to by the Parity Junior Lien Collateral Agent in the Security Documents, the Parity Junior Lien Representatives and the holders of Parity Junior Lien Obligations may not require the Parity Junior Lien Collateral Agent to take any action to perfect any Collateral through possession or control; or

(4)                             as necessary to create, prove, preserve or protect (but not enforce) the Parity Junior Liens upon any Collateral.

(b)                         So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Priority Lien Collateral Agent, the Priority Lien Representatives and the holders of Priority Lien Obligations shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Parity Junior Lien Collateral Agent or any other Parity Junior Lien Secured Party is a party), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or any consent of the Parity Junior Lien Collateral Agent, any Parity Junior Lien Representative or any holder of Parity Junior Lien Obligations; provided that, notwithstanding the foregoing:

(i) in any Insolvency or Liquidation Proceeding, the Parity Junior Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Parity Junior Lien Obligations;

(ii) the Parity Junior Lien Collateral Agent may take any action (other than actions relating to enforcement of Parity Junior Liens) to preserve or protect the validity, perfection, second priority and enforceability of the Parity Junior Liens, provided that no such action is, or could reasonably be expected to be, (A) adverse in any respect to the Priority Liens or the rights of the Priority Lien Collateral Agent, the Priority Lien Representatives or any holders of Priority Lien Obligations to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Parity Junior Liens provided in Section 2.9 and the automatic amendment of the Parity Junior Lien Security Documents provided in Section 2.15(c);

(iii) the holders of Parity Junior Lien Obligations may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the holders of Parity Junior Lien Obligations, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Parity Junior Lien Obligations, in each case, to the extent not inconsistent with the terms of this Agreement;

(iv) the holders of Parity Junior Lien Obligations may exercise rights and remedies as unsecured creditors, as provided in Section 2.8; and

(v) subject to Section 2.6(a), the Parity Junior Lien Collateral Agent and the holders of Parity Junior Lien Obligations may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the Discharge of Priority Lien Obligations

(the actions described in clauses (i) through (v) being referred to herein as the “Parity Junior Lien Permitted Actions”).

Except for the Parity Junior Lien Permitted Actions, unless and until the Discharge of Priority Lien Obligations has occurred, the sole right of the Parity Junior Lien Collateral Agent, the Parity Junior Lien Representatives and the holders of Parity Junior Lien Obligations with respect to the Collateral shall be to receive a share of the proceeds of the Collateral, if any, after the

Discharge of Priority Lien Obligations has occurred and then in accordance with the Parity Junior Lien Documents and applicable law.

(c)                                  In exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives and the holders of Priority Lien Obligations may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law.  The Priority Lien Collateral Agent agrees, if commercially practicable, to provide at least three Business Days’ prior written notice to the Parity Junior Lien Collateral Agent of its intention to foreclose upon or Dispose of any Collateral.

(d)                                 The Parity Junior Lien Collateral Agent, for itself and on behalf of the Parity Junior Lien Representatives and the other holders of Parity Junior Lien Obligations, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Parity Junior Lien Security Document (other than this Agreement) or any other Parity Junior Lien Document shall be deemed to restrict in any way the rights and remedies set forth in this Agreement of the Priority Lien Collateral Agent, the Priority Lien Representatives or the holders of Priority Lien Obligations with respect to the Collateral.

SECTION 2.7.  No Interference.  The Parity Junior Lien Collateral Agent, for itself and on behalf of the Parity Junior Lien Representatives and any other Parity Junior Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Parity Junior Lien Collateral Agent, the Parity Junior Lien Representatives and the other Parity Junior Lien Secured Parties:

(a)                                  will not, so long as the Discharge of Priority Lien Obligations has not occurred and except for Parity Junior Lien Permitted Actions, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Parity Junior Lien Collateral Agent or any other Parity Junior Lien Secured Party is a party or is entered into for such Person’s benefit), (B) commence or join with any Person (other than the Priority Lien Collateral Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action) with respect to Collateral, (C) exercise any right to Dispose of any Collateral or any proceeds thereof or (D) exercise any right to notify any third party account debtors of any Grantor to make payment in respect of the Collateral directly to any Parity Junior Lien Secured Party or any Person on any such Parity Junior Lien Secured Party’s behalf;

(b)                                 will not contest, protest or object to or otherwise interfere with any foreclosure action or proceeding brought by the Priority Lien Collateral Agent or any other Priority Lien Secured Party, or any other enforcement or exercise by any Priority Lien Secured Party of any rights or remedies relating to the Collateral under the Priority Lien Documents or otherwise, so long as Parity Junior Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.2;

(c)                                  will not object to the forbearance by the Priority Lien Collateral Agent or any other Priority Lien Secured Parties from commencing or pursuing any foreclosure action or other proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;

(d)                                 will not, so long as the Discharge of Priority Lien Obligations has not occurred and except for Parity Junior Lien Permitted Actions, take or receive any Collateral or any proceeds thereof or payment with respect thereto in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to Collateral or any condemnation award (or deed in lieu of condemnation) relating to Collateral;

(e)                                  will not, except for Parity Junior Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies against Collateral under the Priority Lien Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

(f)                                    will not object to the manner in which the Priority Lien Collateral Agent or any other Priority Lien Secured Party may seek to enforce or collect the Priority Lien Obligations or the Priority Liens, regardless of whether any action or failure to act by or on behalf of the Priority Lien Collateral Agent or any other Priority Lien Secured Party is, or could be, adverse to the interests of any Parity Junior Lien Secured Party, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(g)                                 will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity, perfection, priority or enforceability of any Priority Lien Obligation or any Priority Lien Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

SECTION 2.8.  Rights as Unsecured Creditors.  Notwithstanding anything herein to the contrary, the Parity Junior Lien Collateral Agent and the other Parity Junior Lien Secured Parties may, in accordance with the terms of the Parity Junior Lien Documents and applicable law, enforce rights and exercise remedies against any Grantor as unsecured creditors.  Nothing in this Agreement shall prohibit the receipt by the Parity Junior Lien Collateral Agent or any other Parity Junior Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Parity Junior Lien Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Parity Junior Lien Collateral Agent or any other Parity Junior Lien Secured Party or any other Person of any rights or remedies as a secured creditor (including any right of setoff) or enforcement of any Parity Junior Lien in contravention of this Agreement and subject, in the case of post-petition interest, to Section 2.14(b).

SECTION 2.9.  Automatic Release of Parity Junior Liens.  (a)  If, in connection with (i) any Disposition of any Collateral permitted under the terms of the Priority Lien Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the Priority Lien Collateral Agent, for itself and on behalf of the other Priority Lien Secured Parties, (x) releases any of the Priority Liens or (y) releases any Grantor (other than Holdings or Neff Rental, as applicable) from its obligations under its guarantee of the Priority Lien Obligations (in each case, a “Release”), other than any such Release granted in connection with the Discharge of Priority Lien Obligations, then, subject to Section 2.9(b), the Parity Junior Liens on such Collateral, and the obligations of such Grantor under its guarantee of the Parity Junior Lien Obligations, shall be automatically, unconditionally and simultaneously released to the same extent, and the Parity Junior Lien Collateral Agent shall, for itself and on behalf of the other Parity Junior Lien Secured Parties, promptly execute and deliver to the Priority Lien Collateral Agent and the relevant Grantor such termination statements, releases and other documents as the Priority Lien Collateral Agent or the relevant Grantor may reasonably request to effectively confirm such Release; provided that, in the case of a Disposition of Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), the Parity Junior Liens shall not be so released if such Disposition is not permitted under the terms of the Indenture.

(b)                                 Notwithstanding Section 2.9(a), in the event that a Release is of all or substantially all of the Collateral or all or substantially all of the Grantors, then such Release (other than a Release in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral (including with respect to any Collateral that is the Capital Stock of any Grantor) permitted hereunder) shall require the consent of the Required Parity Junior Lien Debtholders.

(c)                                  Until the Discharge of Priority Lien Obligations occurs, the Parity Junior Lien Collateral Agent, for itself and on behalf of the Parity Junior Lien Representatives and each other Parity Junior Lien Secured Party, hereby appoints the Priority Lien Collateral Agent, and any officer or agent of the Priority Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Parity Junior Lien Secured Party for the purpose of carrying out the provisions of Section 2.9(a) and taking any action and executing any instrument that the Priority Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of Section 2.9(a) (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

SECTION 2.10.  Insurance and Condemnation Awards.  So long as the Discharge of Priority Lien Obligations has not occurred, the Priority Lien Collateral Agent and the other Priority Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.  All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall be paid (a) first, prior to the Discharge of Priority Lien Obligations and subject to the rights of the Grantors under the Priority Lien Documents, to the Priority Lien Collateral Agent for the benefit of Priority Lien Secured Parties pursuant to the terms of the Priority Lien Documents, (b) second, after the Discharge of Priority Lien Obligations and subject to the rights of the Grantors under the Parity Junior Lien Documents, to the Parity Junior Lien Collateral Agent for the benefit of the Parity Junior Lien Secured Parties pursuant to the terms of the Parity Junior Lien Documents, and (c) third, if no Parity Junior Lien Obligations are outstanding, to the applicable Grantor, or such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of Priority Lien Obligations has occurred, if the Parity Junior Lien Collateral Agent or any other Parity Junior Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the Priority Lien Collateral Agent in accordance with Section 2.11.

SECTION 2.11.  Payment Over.  So long as the Discharge of Priority Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets, property or proceeds subject to Liens referred to in the final sentence of Section 2.4), received by the Parity Junior Lien Collateral Agent or any holder of Parity Junior Lien Obligations in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) or otherwise with respect to the Collateral, in contravention of this Agreement shall be segregated and held in trust and forthwith transferred or paid over to the Priority Lien Collateral Agent for the benefit of holders of Priority Lien Obligations in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of Priority Lien Obligations occurs, the Parity Junior Lien Collateral Agent, for itself and on behalf of each other holder of Parity Junior Lien Obligations, hereby appoints the Priority Lien Collateral Agent, and any officer, agent or other designee of the Priority Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each such Person for the purpose of carrying out the provisions of this Section 2.11 and taking any action and executing any instrument that the Priority Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 2.11, which appointment is irrevocable and coupled with an interest.

SECTION 2.12.  Bailment and Sub-Agency for Perfection of Certain Security Interests.  (a)  The Priority Lien Collateral Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Collateral Agent, or of agents or bailees of the Priority Lien Collateral Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”) or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, the Priority Lien Collateral Agent shall, solely for the purpose of perfecting the Parity Junior Liens granted under the Parity Junior Lien Documents and subject to the terms and conditions of clauses (a) and (b) of this Section 2.12, also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter, similar agreement or arrangement, as bailee for the Parity Junior Lien Collateral Agent solely for the purpose of perfecting the Parity Junior Liens, including for the benefit of the Parity Junior Lien Collateral Agent for purposes of Section 9-313 and 8-301 of the Uniform Commercial Code.

(b)                                 So long as the Discharge of Priority Lien Obligations has not occurred, except as otherwise expressly provided by this Agreement, the Priority Lien Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other Priority Lien Documents as if the Parity Junior Liens did not exist.  The obligations and responsibilities of the Priority Lien Collateral Agent to the Parity Junior Lien Collateral Agent and the holders of Parity Junior Lien Obligations under clauses (a) and (b) of this Section 2.12 shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee solely for purposes of perfection in accordance with clauses (a) and (b) of this Section 2.12.  Without limiting the foregoing, the Priority Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors or that the Liens of the Parity Junior Lien Collateral Agent or holders of Parity Junior Lien Obligations are perfected.  The Priority Lien Collateral Agent acting pursuant to clauses (a) and (b) of this Section 2.12 shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any Parity Junior Lien Collateral Agent or any holders of Parity Junior Lien Obligations.

SECTION 2.13.  Discretion in Enforcement of Priority Liens.  (a)  In exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1)                                  the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral or the Priority Lien Obligations;

(2)                                  the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3)                                  the exercise or forbearance from exercise of rights and powers of a holder of Capital Stock included in the Priority Lien Collateral to the extent provided in the Priority Lien Security Documents;

(4)                                  the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5)                                  the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(b)                                 Without in any way limiting the generality of Section 2.13(a), the holders of Priority Lien Obligations and the Priority Lien Representatives and the Priority Lien Collateral Agent may, at any time and from time to time, without the consent of or notice to holders of Parity Junior Lien Obligations or the Parity Junior Lien Representatives, without incurring responsibility to holders of Parity Junior Lien Obligations and the Parity Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Parity Junior Lien Obligations and the Parity Junior Lien Representatives, do any one or more of the following:

(1)                                  change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2)                                  release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3)                                  release the Priority Lien on any Collateral; and

(4)                                  exercise or refrain from exercising any rights against any Grantor.

(c)                                  The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Collateral Agent and the other Priority Lien Secured Parties and the Parity Junior Lien Collateral Agent and the other Parity Junior Lien Secured Parties shall remain in full force and effect irrespective of:

(1)                                  any lack of validity or enforceability of any Credit Document;

(2)                                  any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 2.15(a), the Refinancing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(3)                                  any change in the time, place or manner of payment of, or, subject to the limitations set forth in Section 2.15(a), in any other term of, all or any portion of the Priority Lien Obligations;

(4)                                  any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Credit Document;

(5)                                  the securing of any Priority Lien Obligations or Parity Junior Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Parity Junior Lien Obligations; or

(6)                                  any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Grantors in respect of the Priority Lien Obligations or this Agreement, or any of the Parity Junior Lien Secured Parties in respect of this Agreement.

SECTION 2.14.  Post Petition Interest.  (a)  The Parity Junior Lien Representative and the Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, agrees that no Parity Junior Lien Secured Party shall oppose or seek to challenge any claim by the Priority Lien Representative, the Priority Lien Collateral Agent or any other Priority Lien Secured Party for allowance and current payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Parity Junior Liens on the Collateral).

(b)                                 The Priority Lien Collateral Agent, for itself and on behalf of the other Priority Lien Secured Parties, agrees that no Priority Lien Secured Party shall oppose or seek to challenge any claim by the Parity Junior Lien Collateral Agent or any other Parity Junior Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Parity Junior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Parity Junior Liens (it being understood and agreed that such value shall be determined taking into account the Priority Liens on the Collateral) if any such post-petition interest, fees and expenses shall accrue (and not be payable or paid in cash) until the Discharge of Priority Lien Obligations has occurred.

SECTION 2.15.  Amendment of Certain Documents.  (a)  The Priority Lien Documents may be amended, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Credit Agreement may be Refinanced, in each case, without the consent of any holder of Parity Junior Lien Obligations; provided, however, that, without the consent of the Required Parity Junior Lien Debtholders, no such amendment, supplement, modification or Refinancing shall (i) contravene any provision of this Agreement or (ii) result in the aggregate principal amount of the Priority Lien Debt that is outstanding or available to be drawn under the Priority Lien Documents (as so amended, supplemented, modified or Refinanced) exceeding the Priority Lien Cap at such time.

(b)                                 Without the prior written consent of the Required Priority Lien Debtholders, no Parity Junior Lien Document may be amended, supplemented or otherwise modified, or entered into, to the extent such amendment, supplement or modification, or the terms of such new Parity Junior Lien Document, would contravene the provisions of this Agreement.

(c)                                  In the event that the Priority Lien Collateral Agent or the holders of Priority Obligations and the relevant Grantor enter into any amendment, modification, waiver or consent in respect of any of the Priority Lien Security Documents (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the analogous Parity Junior Lien Security Document (other than this Agreement), in each case, without the consent of the Parity Junior Lien Collateral Agent or any holder of Parity Junior Lien Obligations or Holdings or any other Grantor and without any action by the Parity Junior Lien Collateral Agent or Holdings or any other Grantor; provided, that (i) no such amendment, modification, waiver or consent shall (A) materially adversely affect the rights of Parity Junior Lien Collateral Agent or the holders of Parity Junior Lien Obligations in the Parity Junior Lien Collateral and not the other Secured Parties in a like or similar manner (taking into account their relative priorities), (B) release assets subject to the Parity Junior Liens or release any such Liens, except to the extent that such release is permitted or required by this Agreement and provided that there is a substantially concurrent release of the corresponding Priority Liens, (C) amend, modify or otherwise affect the rights or duties of the Parity Junior Lien Collateral Agent without its prior written consent, (D) permit Liens on the Collateral that are not permitted under the terms of the Parity Junior Lien Documents or (E) result in the aggregate principal amount of the Priority Lien Debt that is outstanding or available to be drawn under the Priority Lien Documents (as so amended, supplemented, modified or Refinanced) exceeding the Priority Lien Cap at such time and (ii) notice of such amendment, modification, waiver or consent shall have been given to the Parity Junior Lien Collateral Agent and each Parity Junior Lien Representative at least three Business Days prior to the effective date of such amendment, modification, waiver or consent.

SECTION 2.16.  Certain Notices in Security Documents.  The holders of Parity Junior Lien Obligations and the Parity Junior Lien Collateral Agent agree that each Parity Junior Lien Security Document that secures Parity Junior Lien Obligations (but not also securing Priority Lien Obligations) will include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by such Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement dated as of July 8, 2005, among Neff Rental LLC, Neff Finance Corp., Neff Rental, Inc., the Grantors from time to time party thereto, General Electric Capital Corporation, as agent under the Credit Agreement (as defined therein) and as Priority Lien Collateral Agent (as defined therein), and Wells Fargo Bank, National Association, as trustee under the Indenture (as defined therein) and as Parity Junior Lien Collateral Agent (as defined therein) (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”).  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement will govern.”

provided, however, that if the jurisdiction in which any such Parity Junior Lien Security Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Parity Junior Lien Representatives and the Priority Lien Representatives agree, prior to such Parity Junior Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Parity Junior Lien Document is subject to the provisions of this Agreement.

SECTION 2.17.  Certain Voting Matters.

(a)                                  Each of the Priority Lien Representatives, on behalf of the holders of Priority Lien Obligations, and the Parity Junior Lien Collateral Agent and the Priority Lien Collateral Agent and the Parity Junior Lien Representatives, on behalf of the holders of the applicable Parity Junior Lien Obligations, agrees that the relevant Secured Parties will vote as separate classes in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding and that neither any Agent nor any Secured Party will seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding.

(b)                                 Each of the Parity Junior Lien Representatives and the holders of the Parity Junior Lien Obligations shall retain the right to vote and otherwise act in any Insolvency or Liquidation Proceeding (including the right to vote to accept or reject any plan of reorganization) to the extent not inconsistent with the provisions hereof.

SECTION 2.18.  No Waiver by Priority Lien Secured Parties.  Other than with respect to the Parity Junior Lien Permitted Actions and subject to Section 2.3, nothing contained herein shall prohibit or in any way limit the Priority Lien Collateral Agent or any other Priority Lien Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by the Parity Junior Lien Collateral Agent, any Parity Junior Lien Representative or any other Parity Junior Lien Secured Party, including any request by the Parity Junior Lien Collateral Agent or any other Parity Junior Lien Secured Party for adequate protection or any exercise by the Parity Junior Lien Collateral Agent, any Parity Junior Lien Representative or any other Parity Junior Lien Secured Party of any of its rights and remedies under the Parity Junior Lien Documents or otherwise.

ARTICLE III

INTERCREDITOR RELATIONS

SECTION 3.1.  Application of Proceeds.  So long as the Discharge of Priority Lien Obligations has not occurred, any Collateral or proceeds thereof received by the Priority Lien Collateral Agent in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the Priority Lien Collateral Agent to the Priority Lien Representative for the benefit of the holders of the Priority Lien Obligations.  Upon the Discharge of Priority Lien Obligations, the Priority Lien Collateral Agent shall deliver to the Parity Junior Lien Collateral Agent any remaining Collateral in its possession and any proceeds thereof then held by it in the same form as so held, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Parity Junior Lien Collateral Agent to the Parity Junior Lien Representative for the benefit of the holders of the Parity Junior Lien Obligations.

SECTION 3.2.  Additional Secured Debt.  (a)  Subject to, in the case of Additional Secured Debt that is Priority Lien Debt, the consent of the Credit Agreement Agent (which consent shall be evidenced by the execution and delivery by such Credit Agreement Agent of an acknowledgement and acceptance of any Intercreditor Agreement Joinder executed and delivered in connection with the issuance of such Additional Secured Debt), Holdings or any other applicable Grantor will be permitted to designate as an additional holder of the applicable Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Parity Junior Lien Debt or the registered holder of Priority Lien Debt, in each case incurred by Holdings, Neff Rental or such other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents.  It is understood and agreed that nothing in this Section 3.2 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.1.  Holdings or any other applicable Grantor may effect such designation by delivering to each Agent, with copies to each previously identified Secured Debt Representative, each of the following:

(1)                                  an Officer’s Certificate stating that Holdings or such other Grantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably (or as otherwise may be agreed by the relevant holders of the Priority Lien Obligations) with all previously existing and future Priority Lien Debt or (ii) Parity Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Junior Lien equally and ratably with all previously existing and future Parity Junior Lien Debt;

(2)                                  evidence that Holdings or such other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Priority Lien Security Documents and the Parity Junior Lien Security Documents; and

(3)                                  a written notice specifying the name and address of the Secured Debt Representative and the applicable collateral agent for such series of Additional Secured Debt for purposes of Section 6.6(a).

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow Holdings or any other Grantor to incur additional Indebtedness unless such Indebtedness is expressly permitted by the terms of all applicable Secured Debt Documents.

(b)                                 A person to be designated as an additional holder of any Class of Secured Obligations hereunder must, prior to such designation, sign an Intercreditor Agreement Joinder.

(c)                                  Each of the parties hereto (whether existing as of the date hereof or added hereto in accordance with the provisions of Section 3.2(a) and (b), and including each Agent, Secured Debt Representative and holder of Secured Obligations) hereby agrees for the benefit of each of the other parties hereto (including all holders of obligations in respect of Additional Secured Debt that are (or whose representatives are) added as parties to this Agreement in accordance with the provisions of Section 3.2(a) and (b)) that, without limiting the right of any holder of Secured Obligations to waive or subordinate any lien sharing right to which it is otherwise entitled (pursuant to a waiver or subordination agreement expressly set forth in a written agreement enforceable against such holder), (i) Collateral shall be shared equally and ratably within each Class (or, in the case of Priority Lien Obligations, on such other basis as may be agreed by the relevant holders of the Priority Lien Obligations) and (ii) the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established for the benefit of the Secured Parties belonging to such Class (or, in the case of any Priority Lien Obligations, on such other basis as may be agreed by the relevant holders of the Priority Lien Obligations).

SECTION 3.3.  Notices by Parity Junior Lien Collateral Agent.  The Parity Junior Lien Collateral Agent shall promptly (but in any event within five Business Days) furnish to the Priority Lien Collateral Agent copies of any notices of acceleration of the maturity of the Notes it may receive from the Trustee pursuant to Section 10.03(c) of the Indenture.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1.  Representations and Warranties.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)                                  Such party has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b)                                 This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

SECTION 4.2.  Representations and Warranties of Each Agent.  The Priority Lien Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the Credit Agreement to enter into this Agreement, and the Parity Junior Lien Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Indenture to enter into this Agreement.

ARTICLE V

OTHER AGREEMENTS

SECTION 5.1.  Finance and Sale Matters.

(a)                                  Until the Discharge of the Priority Lien Obligations has occurred, the Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding involving Holdings, Neff Rental or any other Grantor, the Parity Junior Lien Secured Parties:

(1)                                  will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the Priority Lien Secured Parties, or a representative authorized by the Required Priority Lien Debtholders, shall oppose or object to such use of cash collateral;

(2)                                  will not oppose or object to any post-petition financing, whether provided by the Priority Lien Secured Parties or any other person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the Priority Lien Secured Parties, or a representative authorized by the Priority Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the Parity Junior Lien Collateral Agent shall, for itself and on behalf of the other Parity Junior Lien Secured Parties, subordinate the Parity Junior Liens to the Priority Liens and the DIP Financing Liens on the terms of this Agreement and, to the extent agreed by the Priority Lien Secured Parties, to any “carveout” for professional fees or United States trustee fees by the Priority Lien Collateral Agent;

(3)                                  except to the extent permitted by Section 5.1(a)(2) or 5.1(b), in connection with the use of cash collateral as described in Section 5.1(a)(1) or any DIP Financing, will not request adequate protection or any other relief in connection with such use of cash Collateral, DIP Financing or DIP Financing Liens; and

(4)                                  will not oppose or object to any Disposition of any Collateral free and clear of the Parity Junior Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the Priority Lien Secured Parties, or a representative authorized by the Priority Lien Secured Parties, shall consent to such Disposition free and clear of the Priority Liens.

(b)                                 The Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, agrees that no Parity Junior Lien Secured Party shall contest, or support any other Person in contesting,  (i) any request by the Priority Lien Collateral Agent or any other Priority Lien Secured Party for adequate protection or similar claim under applicable Bankruptcy Law or (ii) any objection, based on a claim of a lack of adequate protection or similar claim under applicable Bankruptcy Law, by the Priority Lien Collateral Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding.  Notwithstanding the foregoing, if, in connection with any DIP Financing or use of cash collateral, (A) any Priority Lien Secured Party is granted adequate protection in the form of additional collateral, the Parity Junior Lien Collateral Agent may, for itself and on behalf of the other Parity Junior Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Priority Liens and DIP Financing Liens on the terms of this Agreement or (B) any Parity Junior Lien Secured Party is granted adequate protection in the form of additional collateral, the Priority Lien Agent shall, for itself and on behalf of the other Priority Lien Secured Parties, be granted adequate protection in the form of a first-priority Lien on such additional collateral as security for the Priority Lien Obligations and for such DIP Financing in accordance with the terms of this Agreement and the Parity Junior Lien Collateral Agent hereby consents (on behalf of itself and the other Parity Junior Lien Secured Parties) to such grant of a first-priority Lien on such additional collateral by the applicable Grantor to the Priority Lien Collateral Agent for the benefit of the Priority Lien Secured Parties.  All Liens granted to the Priority Lien Collateral Agent or any Priority Lien Secured Party or the Parity Junior Lien Collateral Agent or any other Parity Junior Lien Collateral Agent in respect of any such additional Collateral shall be subject to the Lien priorities provided in this Agreement.

(c)                                  Notwithstanding the foregoing, the provisions of Sections 5.1(a) and (b) shall only be applicable as to the Parity Junior Lien Secured Parties to the extent that the sum of the aggregate outstanding principal amount of the DIP Financing and the Priority Lien Obligations does not exceed the amount of the Priority Lien Cap.

(d)                                 Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Junior Lien Obligations and the Parity Junior Lien Collateral Agent may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including the commencement of Insolvency or Liquidation Proceedings against Holdings or any other Grantor in accordance with applicable law; provided, that the holders of Parity Junior Lien Obligations and each Parity Junior Lien Representative may not take any of the actions prohibited under Section 2.6(b) or oppose or contest any order that they have agreed not to oppose or contest under clauses (1) through (4) of Section 5.1(a).

SECTION 5.2.  Relief from the Automatic Stay.  (a) The Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, agrees that, so long as the Discharge of Priority Lien Obligations has not occurred, no Parity Junior Lien Secured Party shall, without the prior written consent of the Priority Lien Collateral Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Parity Junior Lien.

(b)                                 Nothing contained in this Agreement shall prohibit or in any way limit the Priority Lien Collateral Agent, prior to the Discharge of Priority Lien Obligations, from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Parity Junior Lien Collateral Agent or any Parity Junior Lien Secured Party, including the seeking by the Parity Junior Lien Collateral Agent or any Parity Junior Lien Secured Party of adequate protection or the asserting by the Parity Junior Lien Collateral Agent or any Parity Junior Lien Secured Party of any of its rights and remedies under the Parity Junior Lien Documents or otherwise; provided that this Section 5.2(b) shall not in any way affect the provisions of Section 2.3, Section 2.6 (relating to Parity Junior Lien Permitted Actions) or Section 2.14(a); and provided further that the Priority Lien Collateral Agent shall not object to the Parity Junior Lien Collateral Agent or the Parity Junior Lien Secured Parties seeking to obtain or maintain Parity Junior Liens on any asset or property constituting Priority Lien Collateral.

SECTION 5.3.  Certain Waivers by the Parity Junior Lien Secured Parties.  The Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, waives any claim any Parity Junior Lien Secured Party may hereafter have against any Priority Lien Secured Party arising out of (a) the election by any Priority Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any cash collateral or financing arrangement, or any grant of a security interest or other Lien in the Collateral, in any Insolvency or Liquidation Proceeding.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1.  Amendment of this Agreement; Waiver.  No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by the next sentence of this Section 6.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Agent; provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of any Grantor without such person’s prior written consent.

SECTION 6.2.  Further Assurances.  Each of the Priority Lien Collateral Agent, for itself and on behalf of the Priority Lien Representatives and the other holders of Priority Lien Obligations, and the Parity Junior Lien Collateral Agent, for itself and on behalf of the Parity Junior Lien Representatives and the other holders of Parity Junior Lien Obligations, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which either Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 6.3.  Delivery of Collateral and Proceeds of Collateral.  Following the Discharge of Priority Lien Obligations, the Priority Lien Collateral Agent will, to the extent permitted by applicable law, deliver to (1) if the Parity Lien Obligations are outstanding at such time, the Parity Junior Lien Collateral Agent, (2) such other Person as a court of competent jurisdiction may otherwise direct, or (3) if no Parity Junior Lien Obligations are then outstanding and a court of competent jurisdiction has not otherwise directed, the applicable Grantor (a) any Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations pursuant to the Priority Lien Documents including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, and (b) all proceeds of Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations pursuant to the Priority Lien Documents, whether arising out of an action taken to enforce, collect or realize upon any Collateral or otherwise. Such Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Priority Lien Debt or Parity Junior Lien Debt or otherwise, together with any necessary endorsements or as a court of competent jurisdiction may direct.  In connection with any transfer under this Section 6.3, the Priority Lien Collateral Agent agrees at the sole cost and expense of the Parity Junior Lien Collateral Agent or Holdings or the other Grantors to take all commercially reasonable actions in its power as shall be reasonably requested by the Parity Junior Lien Collateral Agent to permit the Parity Junior Lien Collateral Agent to obtain, for the benefit of the holders of Parity Junior Lien Obligations, a first priority security interest in the Pledged or Controlled Collateral.

SECTION 6.4.  Successors and Assigns.  Neither Holdings nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void.  All obligations of Holdings and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Agent, each Secured Debt Representative and each present and future holder of Secured

Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 6.5.  Delay and Waiver.  No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents or Priority Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof.  No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 6.6.  Notices; Officer’s Certificates.  (a)  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or by nationally recognized overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(1)                                  if to Holdings or any other Grantor, to such party c/o Neff Rental LLC, 3750 N.W. 87th Avenue, Suite 400, Miami, Florida  33178, Attention of Chief Financial Officer (Fax No.  (305) 513-4156);

(2)                                  if to the Priority Lien Collateral Agent, to General Electric Capital Corporation, 401 Merritt Seven, 2nd Floor, Norwalk, Connecticut  06851, Attention of Neff Corp. Account Manager (Fax No.  (203) 229-1415); and

(3)                                  if to the Parity Junior Lien Collateral Agent, to Wells Fargo Bank, National Association, at 213 Court Street, Suite 703, Middletown, Connecticut  06457, Attention of Joseph O’Donnell (Fax No. (860) 704-6219).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or by nationally recognized overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.6(a) or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.6(a).

(b)                                 Each Officer’s Certificate delivered pursuant to any provision of this Agreement shall include or be accompanied by reasonably detailed information as to the facts and circumstances surrounding the event or other occurrence requiring the delivery of such Officer’s Certificate.

SECTION 6.7.  Notice Following Discharge of Priority Lien Obligations.  Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such Discharge to Holdings, each Agent and to each other Secured Debt Representative.

SECTION 6.8.  Entire Agreement.  This Agreement states the complete agreement of the parties relating to the matters set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument or any other Security Document, the terms, conditions and provisions of this Agreement shall prevail.

SECTION 6.9.  Severability; Continuing Nature of this Agreement.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.  This is a continuing agreement of lien subordination and the Priority Lien Secured Parties may continue, at any time and without notice to the Parity Junior Lien Collateral Agent or any holder of Parity Junior Lien Obligations, to extend credit or other financial accommodations and lend monies to or for the benefit of Holdings, Neff Rental or any other Grantor constituting Priority Lien Obligations in reliance on this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

SECTION 6.10.  Subrogation.  The Parity Junior Lien Collateral Agent, for itself and on behalf of the other Parity Junior Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of Priority Lien Obligations has occurred; provided, however, that, as between the Grantors, on the one hand, and the Parity Junior Lien Secured Parties, on the other hand, any such payment that is paid over to the Priority Lien Collateral Agent pursuant to this Agreement shall be deemed not to reduce any of the Parity Junior Lien Obligations.

SECTION 6.11.  Headings.  Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12.  Governing Law; Consent to Jurisdiction.  (a)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)                                 Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c)                                  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.6(a).  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.13.  Waiver of Jury Trial.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 6.14.  Parties in Interest.  This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.  No other person shall have or be entitled to assert rights or benefits hereunder.

SECTION 6.15.  Specific Performance.  Each Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

SECTION 6.16.  Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 6.17.  Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of Priority Lien Obligations, on the one hand, and the holders of Parity Junior Lien Obligations, on the other hand.  Except as expressly provided in (a) Sections 2.4, 2.5, clause (ii) of the proviso of 2.15(c), 3.2, 6.4, 6.10 and 6.19, none of Holdings or any Grantor or any other creditor thereof shall have any obligations hereunder and (b) Section 3.2, none of Holdings or any other Grantor or any other creditor thereof shall have any rights hereunder, and none of Holdings or any other Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of Holdings or any other Grantor, which are absolute and unconditional, to pay the Priority Lien Obligations and the Parity Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 6.18.  Effectiveness; Survival.  This Agreement shall become effective when executed and delivered by the parties hereto.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  The Parity Junior Lien Collateral Agent, for itself and on behalf of the holders of Parity Junior Lien Obligations, hereby waives any and all rights the holders of Parity Junior Lien Obligations may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

SECTION 6.19.  Additional Grantors.  Holdings will cause each Person that becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.  Holdings shall promptly provide each Secured Debt Representative and each Collateral Agent with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 6.19.

SECTION 6.20.  Insolvency.  This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor.  The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 6.21.  Rights and Immunities of Secured Debt Representatives.  The Credit Agreement Agent and the Priority Lien Collateral Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement and the applicable Secured Debt Documents, the Trustee and the Parity Junior Lien Collateral Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and the applicable Secured Debt Documents and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the applicable Secured Debt Documents with respect to which such Person will act as representative, in each case as if specifically set forth herein.  In no event will any Secured Debt Representative be liable for any act or omission on the part of the Grantors, the Priority Lien Collateral Agent or the Parity Junior Lien Collateral Agent hereunder.

SECTION 6.22.  Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Credit Documents, the provisions of this Agreement shall control.

SECTION 6.23.  No Reliance; Information.  (a)  The Priority Lien Collateral Agent, for itself and on behalf of the holders of Priority Lien Obligations, acknowledges that (i) the holders of Priority Lien Obligations have independently and without reliance upon any holder of Parity

Junior Lien Obligations, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Priority Lien Documents to which they are party and (ii) the holders of Priority Lien Obligations will independently and without reliance upon any holder of Parity Junior Lien Obligations and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Priority Lien Document to which they are party.  The holders of Priority Lien Obligations shall have no duty to disclose to any holder of Parity Junior Lien Obligations any information relating to Holdings, any other Grantor or any of their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Obligations, that is known or becomes known to any of them or any of their Affiliates.  In the event any holder of Priority Lien Obligations, in its sole discretion, undertakes at any time or from time to time to provide any such information to any holder of Parity Junior Lien Obligations, it shall be under no obligation (A) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (B) to provide any additional information or to provide any such information on any subsequent occasion or (C) to undertake any investigation.

(b)                                 The Parity Junior Lien Collateral Agent, for itself and on behalf of the holders of Parity Junior Lien Obligations, acknowledges that (i) the holders of Parity Junior Lien Obligations have independently and without reliance upon any holder of Priority Lien Obligations, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Parity Junior Lien Documents to which they are party and (ii) the holders of Parity Junior Lien Obligations will independently and without reliance upon any holder of Priority Lien Obligations and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Parity Junior Lien Document to which they are party.  The holders of Parity Junior Lien Obligations shall have no duty to disclose to any holder of Priority Lien Obligations any information relating to Holdings, any other Grantor or any of their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Obligations, that is known or becomes known to any of them or any of their Affiliates.  In the event any holder of Parity Junior Lien Obligations, in its sole discretion, undertakes at any time or from time to time to provide any such information to any holder of Priority Lien Obligations, it shall be under no obligation (A) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (B) to provide any additional information or to provide any such information on any subsequent occasion or (C) to undertake any investigation.

SECTION 6.24.  No Warranties or Liability.  (a)  The Priority Lien Collateral Agent, for itself and on behalf of the holders of Priority Lien Obligations, acknowledges and agrees that, except for the representations and warranties set forth in Article IV, neither the Parity Junior Lien Collateral Agent nor any other holder of Parity Junior Lien Obligations has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Parity Junior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Parity Junior Lien Collateral Agent, for itself and on behalf of the holders of Parity Junior

Lien Obligations, acknowledges and agrees that, except for the representations and warranties set forth in Article IV, neither the Priority Lien Collateral Agent nor any other holder of Priority Lien Obligations has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b)                                 The Parity Junior Lien Collateral Agent and the holders of Parity Junior Lien Obligations shall have no express or implied duty to the Priority Lien Collateral Agent or any holder of Priority Lien Obligations, and the Priority Lien Collateral Agent and the holders of Priority Lien Obligations shall have no express or implied duty to the Parity Junior Lien Collateral Agent or any holder of Parity Junior Lien Obligations, in each case to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document and any Parity Junior Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c)                                  The Parity Junior Lien Collateral Agent, for itself and on behalf of the holders of Parity Junior Lien Obligations, agrees no holder of Priority Lien Obligations shall have any liability to the Parity Junior Lien Collateral Agent or any other holder of Parity Junior Lien Obligations, and hereby waives any claim against any holder of Priority Lien Obligations, arising out of any and all actions which the Priority Lien Collateral Agent or the holders of Priority Lien Obligations may take or permit or omit to take, with respect to (i) the Priority Lien Documents (other than this Agreement), (ii) the collection of the Priority Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral or the failure to give notices hereunder.

SECTION 6.25.  Reinstatement.  If, in any Insolvency or Liquidation Proceeding or otherwise,  all or part of any payment with respect to the Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative right s and obligations of the Priority Lien Secured Parties and the Parity Junior Lien Secured Parties provided for herein.

SECTION 6.26.  Compliance with Trust Indenture Act.  Nothing contained herein shall impair the ability of the Trustee to take any action necessary to comply with any obligations imposed under applicable law, including without limitation, the Trust Indenture Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEFF RENTAL LLC

By:
Name:
Title:

NEFF FINANCE CORP.

By:
Name:
Title:

NEFF RENTAL, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Credit Agreement Agent and
as Priority Lien Collateral Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee and as Parity Junior
Lien Collateral Agent

By:
Name:
Title:

S-2

EXHIBIT A
to Intercreditor Agreement

[FORM OF]
INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                           , a                          , hereby agrees to become party as [a Grantor] [a Priority Lien Representative] [a Parity Junior Lien Representative] under the Intercreditor Agreement dated as of July 8, 2005 (the “Intercreditor Agreement”), among Neff Rental LLC and Neff Finance Corp. (collectively, “Holdings”), Neff Rental, Inc., the other Grantors (such term and each other capitalized term used but not defined herein having the meaning set forth in the Intercreditor Agreement) from time to time party thereto, the Credit Agreement Agent under the Credit Agreement and as Priority Lien Collateral Agent, and Wells Fargo Bank, National Association, as Trustee and as Parity Junior Lien Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

[To be included in Intercreditor Agreement Joinders executed by Priority Lien Representatives:

The undersigned [                 ] further agrees:

(a)                                  that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by Holdings or any other Grantor to secure any Obligations in respect of [Series of Priority Lien Debt], whether or not upon property otherwise constituting collateral for [Series of Priority Lien Debt], and that all such Priority Liens will be enforceable by the Priority Lien Collateral Agent for the benefit of all holders of Priority Lien Obligations equally and ratably; and

(b)                                 that the [Series of Priority Lien Debt] Secured Parties are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens.

[If applicable:  The undersigned  [                 ] further consents to and directs the Priority Lien Collateral Agent to perform its obligations under the Intercreditor Agreement and the other Priority Lien Security Documents.

or

The undersigned  [                 ] certifies that it has entered into a separate intercreditor agreement with the Priority Lien Collateral Agent governing the relative rights of the holders of each Series of Priority Lien Debt in respect of the Priority Lien Collateral.]]

[To be included in Intercreditor Agreement Joinders executed by Parity Junior Lien Representatives:

The undersigned  [                 ] further agrees:

(c)                                  that all Parity Junior Lien Obligations will be and are secured equally and ratably by all Parity Junior Liens at any time granted by Holdings or any other Grantor to secure any Obligations in respect of [Series of Parity Junior Lien Debt], whether or not upon property otherwise constituting collateral for [Series of Parity Junior Lien Debt], and that all such Parity Junior Liens will be enforceable by the Parity Junior Lien Collateral Agent for the benefit of all holders of Parity Junior Lien Obligations equally and ratably; and

(d)                                 that the [Series of Parity Junior Lien Debt] Secured Parties are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Parity Junior Liens and the order of application of proceeds from enforcement of Parity Junior Liens.

[If applicable:  The undersigned  [                 ] further consents to and directs the Parity Junior Lien Collateral Agent to perform its obligations under the Intercreditor Agreement and the other Parity Junior Lien Security Documents.

or

The undersigned  [                 ] certifies that it has entered into a separate intercreditor agreement with the Parity Junior Lien Collateral Agent governing the relative rights of the holders of each Series of Parity Junior Lien Debt in respect of the Parity Junior Lien Collateral.]]

Notices and other communications provided for in the Intercreditor Agreement shall be delivered by hand or by nationally recognized overnight courier service, mailed by certified or registered mail or sent by fax to the undersigned as follows:

[Address and Fax Number of undersigned].

The provisions of Section [4.1][4.2] and Article VI of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                                      , 20      .

[                                                                        ]

By:
Name:
Title:

For purposes of Section 3.2(a) of the

Intercreditor Agreement, the undersigned hereby

acknowledges and accepts this Intercreditor Agreement Joinder.

[Credit Agreement Agent][Indenture Parity Junior Lien Collateral Agent]

By:
Name:
Title: